STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "***Agreement***") is made and entered into as of June 18, 2018, by and among **Prime EFS LLC**, a New Jersey limited liability company (the "***Company***"), the persons listed as "***Sellers***" on Exhibit A attached hereto (each individually, a "***Seller***", and collectively, the "***Sellers***") and **PetroTerra Corp.**, a Nevada corporation ("***Buyer***"). Buyer, the Sellers and the Company are each a "***Party***" to this Agreement and are sometimes referred to hereinafter collectively as the "***Parties***."

RECITALS

A. The Sellers own all of the issued and outstanding membership interests of the Company (the "***Interests***").

B. Buyer desires to acquire from Sellers, and the Sellers desire to sell to Buyer at Closing, all of the Interests, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Parties agree as follows:

1. PURCHASE AND SALE OF THE INTERESTS.

1.1 Purchase and Sale of the Interests. Upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Sellers shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase and accept from the Sellers, all of Sellers' rights, title and interest in and to the Interests, free and clear of any liens or encumbrances other than those imposed by applicable securities laws, those incurred by Buyer or those imposed by this Agreement or such other agreements, instruments or documents as may be contemplated by this Agreement (collectively with this Agreement, the "***Transaction Documents***").

1.2 Purchase Price. The purchase price for the Interests to be paid to the Sellers shall be equal to (i) $1,000,000 cash consideration (the "***Cash Consideration***") and (ii) 1,500,000 shares of common stock, par value $0.001 per share (the "***Common Stock***"), of Buyer (the "***Purchase Interests***"), on a post reverse-split basis, plus additional shares of Common Stock intended to true-up the Purchase Interests such that the aggregate value of the Purchase Interests would be equal to the trailing twelve-month gross profit of the Company (the "***True-Up Value***"), to be calculated as of December 31, 2018 (the "***True-up Stock***" and, collectively with the Cash Consideration and the Purchase Interests, the "***Purchase Price***").

1.2.1 At the Closing (as defined below), Buyer will (i) pay to the Sellers the Cash Consideration to each Seller as set forth on Exhibit A attached hereto by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) issue to the Sellers the Purchase Interests, each in proportion to each Seller's respective membership interest as set forth on Exhibit A attached hereto. The Purchase Interests issuable to the Sellers will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

1.2.2 On April 15, 2019, Buyer will issue to the Sellers such aggregate number of True-up Stock, each in proportion to each Seller's respective membership interest as set forth on Exhibit A attached hereto, equal to (i) the True-Up Value minus $3,750,000

divided by (ii) the lower of (A) $2.50, (B) the closing price of the Buyer's Common Stock on April 15, 2019 or (C) the lowest price per share (as adjusted for any stock splits) paid upon conversion of the Buyer's series A convertible preferred stock on or prior to April 15, 2019. The True-up Stock issuable to the Sellers will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that:

2.1 Organization and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary corporate power to own or lease its properties and assets and to carry on its business as currently conducted.

2.2 Capitalization.

2.2.1 *Capital Structure*. The Interests of the Company are as set forth on Exhibit A. As of the date of this Agreement, all of the Interests are issued and outstanding and represent 100% of the issued and outstanding membership interests of the Company.

2.2.2 *Dilution*. As of the date hereof, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue any additional membership interests or giving the right to any other person to receive any such membership interests in the Company.

2.2.3 *Subsidiaries*. The Company does not have any subsidiaries.

2.3 Authorization. The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by the manager of the Company as set forth on Exhibit A hereto (the "***Manager***"), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform the obligations of the Company hereunder. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Buyer, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, now or hereafter in effect, relating to or affecting creditors' rights generally and by general equity principles.

2.4 No Litigation. There is no claim, suit, action, litigation, arbitration or administrative or other legal proceeding (each, an "***Action***") pending or, to the Company's knowledge, threatened against the Company which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

2.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of formation or operating agreement of the Company or (ii) violate or conflict with any law, order, agreement or other obligation to which the Company is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company or its ability to consummate the transactions contemplated by the Transaction Documents.

2.6 Absence of Brokers. The Company has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement.

2.7 Material Changes; Undisclosed Events, Liabilities or Developments. (i) there has been no event, occurrence or development that, individually or in the aggregate, has had, or that would reasonably be expected to result in a Material Adverse Effect on the Company, (ii) the Company does not have any liabilities of a type that would be required to be set forth on a balance sheet prepared in accordance with U.S. generally accepted accounting principles or disclosed in the footnotes thereto, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to the Sellers or purchased, redeemed or made any agreements to purchase or redeem any of its membership interests. For purposes of this Agreement, "***Material Adverse Effect***" shall mean, with respect to any person, a material and adverse effect on (i) the business, operations, properties, or financial condition of such person and its subsidiaries taken as a whole or (ii) the ability of such person and its subsidiaries to enter into and perform its obligations under this Agreement.

2.8 Compliance. The Company is not: (i) in default under or in violation of (and, to the knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case of clauses (i) through (iii) as, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect on the Company.

2.9 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE COMPANY, NOR ANY OTHER PERSON ON BEHALF OF THE COMPANY MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ITS AFFILIATES, THEIR RESPECTIVE BUSINESSES, THE INTERESTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE COMPANY HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY OR ON BEHALF OF THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, AND BUYER IS ACQUIRING THE INTERESTS AND THE COMPANY ON AN "AS IS, WHERE IS" BASIS.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller, severally and not jointly, represents and warrants to Buyer that:

3.1 Title to Outstanding Interests. Such Seller has good and marketable title to, and is the sole and exclusive owner, beneficially and of record, of, the Interests owned by such Seller as set forth on Exhibit A, free and clear of any liens or encumbrances other than those imposed by applicable securities laws, those incurred by Buyer or those imposed by the Transaction Documents.

3.2 No Litigation. There is no Action pending or, to such Seller's knowledge, threatened against such Seller which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

3.3 Authority; Binding Agreement. Such Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. Such Seller, if not a natural person, has taken all necessary and appropriate organizational actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement constitutes the legal, valid and binding agreement of Buyer, constitutes a legal, valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, now or hereafter in effect, relating to or affecting creditors' rights generally and by general equity principles.

3.4 No Conflicts. The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby will not (i) if Seller is not a natural person, conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the governing documents of such Seller or (ii) violate or conflict with any, law, order, agreement or other obligation to which such Seller is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the Company or such Seller's ability to consummate the transactions contemplated by the Transaction Documents.

3.5 Absence of Brokers. Seller has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from the Company to any brokers or finders engaged by such Seller.

3.6 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE SELLERS, NOR ANY OTHER PERSON ON BEHALF OF ANY SELLER MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SELLERS, THE COMPANY OR THEIR RESPECTIVE AFFILIATES, THEIR RESPECTIVE BUSINESSES, THE INTERESTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH SELLER HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY OR ON BEHALF OF SUCH SELLER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES,

AND BUYER IS ACQUIRING THE INTERESTS AND THE COMPANY ON AN "AS IS, WHERE IS" BASIS.

4. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company and the Sellers as follows:

4.1 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary corporate power to own its properties and to carry on its business. Buyer is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or in good standing when taken together with all other such failures, has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2 Capitalization.

4.2.1 *Capital Structure.* The authorized capital of Buyer consists of 500,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock, par value $0.001 per share, all of which are designated as Series A Convertible Preferred Stock (the "***Series A Preferred Stock***"). As of the date of this Agreement, 142,526,532 shares of Common Stock and 4,000,000 shares of Series A Preferred Stock are issued and outstanding. Buyer has 36,000,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and pursuant to outstanding convertible notes, warrants and options.

4.2.2 *Dilution.* The SEC Reports (as hereinafter defined) accurately set forth the convertible notes and warrants issued by Buyer which are currently outstanding, and there are no convertible notes, warrants or options outstanding that are not disclosed in the SEC Reports.

4.3 Authority for this Agreement. Buyer has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby (including, without limitation, the issuance of the Purchase Interests the reservation for issuance and issuance of the True-Up Stock) have been duly and validly authorized by all necessary action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery of this Agreement by Seller, constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms against Buyer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity.

4.4 No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the articles of incorporation or bylaws of Buyer or (ii) violate or conflict with any, law, order, agreement or other obligation to which Buyer is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to

have, individually or in the aggregate, a material and adverse effect on Buyer or its ability to consummate the transactions contemplated by the Transaction Documents.

4.5 No Litigation. There is no Action pending or, to Buyer's knowledge, threatened against Buyer which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

4.6 Securities Laws Representations. Buyer understands that the Interests have not been registered under the Securities Act of 1933, as amended (the "***1933 Act***"), or under any applicable state securities laws, and that neither the Sellers nor the Company have any obligation to register or qualify the Interests or the offer of the Interests to Buyer. Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "***SEC***") under the Securities Act. Buyer further acknowledges and agrees that the offer and sale of the Interests to Buyer hereunder is exempt from any such registration requirements. Buyer understands that the Interests cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the 1933 Act and any applicable state securities laws or if an exemption from such registration or qualification is then available, and is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Buyer agrees to comply with all securities laws and regulations governing this transaction and any future disposition or transfer of the securities so that Buyer does not cause, directly or indirectly, this transaction to violate any applicable securities laws. Buyer is acquiring the Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with applicable securities laws.

4.7 Issuance of Securities. The issuance of the Purchase Interests are duly authorized and upon issuance in accordance with the terms of the Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Buyer shall have reserved from its duly authorized capital stock 5,000,000 shares of Common Stock, on a post reverse-split basis, issuable as True-Up Stock in accordance with this Agreement. Upon issuance in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Sellers in this Agreement, the offer and issuance by the Buyer of the Purchase Interests and True-Up Stock is exempt from registration under the 1933 Act.

4.8 Absence of Brokers. Other than Alliance Global Partners, Buyer has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement

4.9 SEC Filings. Buyer has filed (giving effect to any permitted extensions) all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Buyer with the SEC under the 1933 Act and/or the Securities Exchange Act of 1934, as amended (the "***Exchange Act***"), together with any amendments, restatements or supplements thereto (collectively, the "***SEC Reports***"). The SEC Reports, including any financial statements and notes contained or incorporated by reference therein, (i) were prepared in all material respects in accordance with the requirements of the Securities

Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10 Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 4.9 hereto or in the SEC Reports that are generally available to the public on EDGAR, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had, or that would reasonably be expected to result in a Material Adverse Effect on Buyer, (ii) Buyer and its subsidiaries do not have any material liabilities of a type that would be required to be set forth on a balance sheet prepared in accordance with U.S. generally accepted accounting principles or disclosed in the footnotes thereto, and (iii) Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

4.11 Compliance. Other than as disclosed in the SEC Reports that are generally available to the public on EDGAR, Buyer and its subsidiaries are not: (i) in default under or in violation of (and, to the knowledge of Buyer, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Buyer or its subsidiary under), nor has Buyer or its subsidiary received written notice of a claim that Buyer or its subsidiary is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which any of them is a party or by which any of them or any of their properties are bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority applicable to Buyer and its subsidiaries, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case of clauses (i) through (iii) as, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect on Buyer.

4.12 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, BUYER HAS NOT MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF BUYER OR ITS AFFILIATES, BUSINESSES, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER HEREBY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY OR ON BEHALF OF BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES.

5. CLOSING AND CLOSING CONDITIONS.

5.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement and such other Transaction Documents (the "***Closing***") shall occur upon the execution of this Agreement and the simultaneous exchange of signatures to the Transaction Documents in the manner set forth herein. The Closing shall be held remotely via a simultaneous exchange of signatures to all documents required for the Closing by facsimile or .pdf (with original signatures to be sent for next business day delivery

by an internationally recognized overnight courier). All matters at the Closing, including the effectiveness of this Agreement, shall be considered to take place simultaneously and no delivery of any document shall be deemed complete until all transactions and payments have been made and all deliveries of documents are completed (the "***Closing Date***"). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. ET on the Closing Date.

5.2 Closing Conditions. Employment Agreement. It shall be a condition to the Closing that the Company enter into an employment agreement with Frank Mazzola in substantially the form attached hereto as Exhibit B (the "***Employment Agreement***"), which shall be effective on the Closing Date.

5.3 Closing Deliveries.

5.3.1 At the Closing, Buyer shall deliver to the Sellers the following:

(i) the Cash Consideration by wire transfer of immediately available funds in accordance with the Flow of Funds Letter;

(ii) $430,000 of cash, to be deposited into the operating account of the Company, to be used as working capital by the Company;

(iii) certificates of good standing of Buyer issued not earlier than ten (10) business days prior to the Closing Date by the Secretary of State of the State of Nevada and each such other jurisdiction in which Buyer is qualified to do business;

(iv) a certificate of the secretary of Buyer certifying (i) that correct and complete copies of Buyer's charter and by-laws are attached to the certificate; and (ii) that correct and complete copies of each resolution of the Board of Directors of Buyer authorizing the execution of the Transaction Documents and the consummation of the transactions and performance of the obligations contemplated by the Transaction Documents are attached to the certificate;

(v) a closing certificate executed by Buyer certifying that the conditions set forth in Section 5 hereof have been satisfied, and that all documents to be executed and delivered by Buyer at the Closing, respectively, have been executed by duly authorized officers of Buyer;

(vi) copies of the other Transaction Documents to which Buyer is a party, executed by Buyer; and

(vii) a copy of the Employment Agreement, executed by the Company.

5.3.2 At the Closing, the Sellers shall deliver to Buyer the following:

(i) an assignment agreement evidencing the transfer of the Interests to Buyer as of the Closing Date;

(ii) certificate of good standing of the Company issued not earlier than five (5) business days prior to the Closing Date by the Secretary of State of the State of New Jersey;

(iii) a certificate of the Company's Manager certifying (i) that a correct and complete copy of the Company's operating agreement, as amended, is attached to the certificate; and (ii) that correct and complete copies of the resolution of the Manager and the consent of all of the members of the Company approving the Transaction Documents and authorizing the execution of the Transaction Documents and the consummation of the transactions contemplated by Transactions Documents are attached to the certificate.

(iv) the Company and the Sellers shall have duly executed and delivered to the Buyer, a flow of funds letter in form and substance reasonably satisfactory to the Buyer (the "***Flow of Funds Letter***").

6. CONDITIONS PRECEDENT.

6.1 Conditions Precedent to Obligations of Buyer.

6.1.1 *Accuracy of Representations and Warranties.* The representations and warranties of the Sellers and the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct on and as of such date).

6.1.2 *Performance and Compliance.* The Sellers shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them under this Agreement and any other Transaction Documents on or prior to the Closing Date.

6.1.3 *Consents and Approvals.* The Sellers shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, required to be obtained or made by any of them in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.1.4 There shall be no pending or threatened action (i) seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement and any other Transaction Documents or (ii) seeking monetary relief against any Buyer by reason of the consummation of these transactions, and there shall not be in effect any order, writ, judgment, injunction or decree issued by any governmental entity by which Buyer or any of its properties or assets is bound that has that effect.

6.1.5 *Material Adverse Effect.* No event shall have occurred and no condition shall exist that constitutes or, with the giving of notice or passage of time or both, is likely to constitute a Material Adverse Effect.

6.2 Conditions Precedent to Obligations of the Sellers and the Company.

6.2.1 *Accuracy of Representations and Warranties.* The representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date.

6.2.2 *Performance and Compliance.* Buyer shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it under this Agreement and any other Transaction Documents on or prior to the Closing Date.

6.2.3 *Consents and Approvals.* Buyer shall have obtained or granted each consent, authorization, approval, exemption, filing, registration or qualification required to be obtained or granted by it in connection with the execution, delivery and performance of this Agreement and any other Transaction Documents and the consummation of the transactions contemplated by this Agreement and any other Transaction Documents.

6.2.4 *Litigation.* There shall be no pending or threatened action seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, and there shall not be in effect any governmental order that has that effect.

7. POST-CLOSING CONDITIONS AND COVENANTS; ADDITIONAL COVENANTS; RIGHT TO UNWIND.

7.1 *Buyer's Post-Closing Condition.*

7.1.1 Within twelve (12) months from the Closing Date, Buyer shall apply (the "***Application***") to have its Common Stock listed and trading on the (i) New York Stock Exchange, (ii) NASDAQ Global Select Market, (iii) NASDAQ Global Market, (iv) NASDAQ Capital Market, or (v) NYSE American (each, a "***Selected Market***").

7.1.2 At the time of submitting the Application, the Buyer shall meet all of the quantitative initial listing standards and corporate governance standards of such Selected Market.

7.1.3 The Buyer shall use its best efforts to have its Application approved by the Selected Market.

7.2 *Additional Covenants.* Buyer covenants and agrees that, from and after the Closing Date for a period of twelve (12) months, Buyer shall not sell, transfer, assign and convey the Interests without the prior written consent of the Manager. Buyer further covenants and agrees that the $430,000 of cash to be deposited into the operating account of the Company on the Closing Date shall be used as working capital by the Company.

7.3 *Board of Directors.* The Sellers shall have the right to appoint one (1) nominee to the Board of Directors of Buyer for a period of three (3) years beginning on the Closing Date, which nominees shall be selected by the Manager of the Company prior to the Closing Date, as named on the signature page hereto, and reasonably acceptable to the Buyer (the "***Board Nomination Right***"). Buyer acknowledges and agrees that the execution of this Agreement evidences Buyer's affirmative consent to appoint such nominees. Buyer further acknowledges and agrees that during the term when the Board Nomination Right exists, the

maximum size of the Board of Directors of Buyer shall not exceed seven (7) directors.

7.4 *Best Efforts*. Each of the Parties agree to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate the transactions contemplated by this Agreement and any other Transaction Documents.

7.5 *Reservation of Shares*. Until the obligation to issue any True-Up Stock no longer exists, the Buyer shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than 5,000,000 shares of Common Stock, on a post reverse-split basis, issuable as True-Up Stock.

7.7 *Working Capital*. Buyer shall provide at least $267,000 of cash in additional working capital (the "***Additional Working Capital***") to the Company within six months from the Closing Date, which Additional Working Capital is separate and distinct from the $430,000 of cash to be provided on the Closing Date pursuant to Section 5.3.1(ii).

7.8 *Right to Unwind*. In the event of Buyer's failure to satisfy the conditions set forth in this Section 7, the Manager, acting in its sole discretion on behalf of the Sellers, shall have the right, for the one year period following the Closing, to unwind the transactions contemplated the Transaction Documents and return the Purchase Price in exchange for 90% of the Interests of the Company.

8. INDEMNIFICATION.

8.1 <u>Indemnification of Buyer</u>. The Company and each Seller shall severally, but not jointly, indemnify and hold Buyer and its directors, officers and employees (each, a "***Buyer Indemnified Party***") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees (collectively, "***Losses***") that any Buyer Indemnified Party may suffer or incur to the extent as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or such Seller in this Agreement or (b) any action instituted against the Buyer Indemnified Parties, or any of them or their respective affiliates, by any member of the Company who is not an affiliate of the Buyer Indemnified Party, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of a Buyer Indemnified Party's representations, warranties or covenants under this Agreement or any agreements or understandings that any Buyer Indemnified Party may have with any such stockholder or any violations by any Buyer Indemnified Party of state or federal securities laws or any conduct by any Buyer Indemnified Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any third party action shall be brought against any Buyer Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Buyer Indemnified Party shall promptly (but in any event within thirty (30) days after becoming aware of such action) notify the Company and/or such Seller in writing, and the Company and/or such Seller shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Buyer Indemnified Party. Any Buyer Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Party except to the extent that (i) the employment thereof and payment therefore by the Company and Seller has been specifically authorized by Seller in writing, (ii) Seller has failed after thirty (30) days after receipt of

notice of such action to agree in writing with the Buyer Indemnified Party to assume such defense or (iii) in such action there is, in the reasonable opinion of counsel to Seller, a material conflict on any material issue between the position of Seller, on the one hand, and the position of the Buyer Indemnified Party, on the other hand, such that the representation of both Seller and the Buyer Indemnified Party would not be permitted without obtaining a waiver under the professional standards of the jurisdiction of such counsel, in which case the Company and Sellers shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company and Sellers will not be liable to any Buyer Indemnified Party under this Agreement (x) for any settlement by a Buyer Indemnified Party effected without Seller's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; or (y) to the extent, but only to the extent, that any Loss is attributable to any Buyer Indemnified Party's breach of any of the representations, warranties, covenants or agreements made in this Agreement or in the other Transaction Documents. The indemnification contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnified Party against the Company and Seller or others and any liabilities the Company and Seller may be subject to pursuant to law.

8.2 Indemnification of Seller. Buyer shall indemnify and hold Seller and the Company and their respective directors, officers and employees (each, a "***Seller Indemnified Party***" and each of a Seller Indemnified Party and a Buyer Indemnified Party, an "***Indemnified Party***") harmless from any and all Losses that any Seller Indemnified Party may suffer or incur to the extent as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or (b) any action instituted against the Seller Indemnified Parties, or any of them or their respective affiliates, by any stockholder of Buyer who is not an affiliate of the Seller Indemnified Party, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of a Seller Indemnified Party's representations, warranties or covenants under this Agreement or any agreements or understandings that any Seller Indemnified Party may have with any such stockholder or any violations by any Seller Indemnified Party of state or federal securities laws or any conduct by any Seller Indemnified Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any third party action shall be brought against any Seller Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Seller Indemnified Party shall promptly (but in any event within thirty (30) days after becoming aware of such action) notify Buyer in writing, and Buyer shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Seller Indemnified Party. Any Seller Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party except to the extent that (i) the employment thereof and payment therefore by Buyer has been specifically authorized by Buyer in writing, (ii) Buyer has failed after thirty (30) days after receipt of notice of such action to agree in writing with the Seller Indemnified Party to assume such defense or (iii) in such action there is, in the reasonable opinion of counsel to Buyer, a material conflict on any material issue between the position of Buyer, on the one hand, and the position of the Seller Indemnified Party, on the other hand, such that the representation of both Buyer and the Seller Indemnified Party would not be permitted without obtaining a waiver under the professional standards of the jurisdiction of such counsel, in which case Buyer shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Buyer will not be liable to any Seller Indemnified Party under this Agreement (x) for any settlement by a Seller Indemnified Party effected without Buyer's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; or (y) to the extent, but only to the extent, that any Loss is attributable to any Seller Indemnified

Party's breach of any of the representations, warranties, covenants or agreements made in this Agreement or in the other Transaction Documents. The indemnification contained herein shall be in addition to any cause of action or similar right of any Seller Indemnified Party against Buyer or others and any liabilities Buyer may be subject to pursuant to law.

8.3 Limitations on Indemnification and Damages. Notwithstanding anything to the contrary contained in this Agreement:

8.3.1 the maximum aggregate amount for which the Sellers and the Company, on the one hand, or Buyer, on the other hand, may be liable pursuant to this Section 7 shall be limited to $1,000,000, except for claims for fraud in connection with the consummation of the transactions contemplated by this Agreement.

8.3.2 Losses shall not include, and no Party shall not be liable under this Agreement for, any punitive, exemplary, consequential, indirect, incidental or special damages (including any loss of future revenue, income or profits, or loss of business reputation or opportunity) except, in each case, to the extent awarded to a third party in a third-party claim for which an Indemnified Party is entitled to indemnification in accordance with the terms of this Section 8;

8.3.3 each Indemnified Party shall use its commercially reasonable efforts to mitigate its expected Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder; and

8.3.4 in the event any Losses by any Indemnified Party are covered by insurance or any indemnity, contribution or other similar right against a third party, each Indemnified Party shall use its commercially reasonable efforts to seek recovery under such insurance or indemnity, contribution or similar right, and the amount of Losses otherwise recoverable under this Section 8 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar cash payment actually received by the Indemnified Party from any third party with respect thereto.

9. MISCELLANEOUS.

9.1 Disclosures to Third Parties. All information concerning the transactions contemplated by this Agreement is confidential business information and shall not be disclosed to third parties without the prior written approval of Buyer and Sellers, except as may be required by applicable law or regulation (including SEC or stock exchange requirements). Subject to the foregoing, all Parties shall take reasonable precautions to assure that all such information remains confidential. All notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and the Sellers (subject to meeting any requirements of applicable law or regulation, including SEC or stock exchange requirements).

9.2 Expenses. The Parties agree to bear their respective expenses, including accounting, legal and other professional fees, incurred with respect to this Agreement and the transactions contemplated by it; provided, that the Company shall be responsible for the expenses incurred by the Sellers.

9.3 Assignment. Except as provided herein, the rights and obligations of the Parties under this Agreement may not be assigned or delegated without the written consent of the Sellers and Buyer (such consent not to be unreasonably withheld, delayed or conditioned). Any attempt to so transfer same without such consent shall be null and void *ab initio*. Notwithstanding the foregoing, any Seller may transfer all of its rights and obligations under this Agreement to its affiliate without obtaining such consent.

9.4 Binding Effect; No Third Parties. This Agreement shall be binding on, and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and any permitted assigns. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties and their respective successors and permitted assigns.

9.5 Entire Agreement. This Agreement and the other Transaction Documents together constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede and terminate any prior agreements between the Parties (written or oral) with respect to the subject matter hereof.

9.6 Amendment; Waiver. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Buyer, the Company and a Seller Majority; provided, that no such amendment will adversely affect the rights or obligations of a Seller hereunder in a disproportionate manner to any other Seller without the prior approval of such Seller. No provision of this Agreement may be waived orally or by any act or failure to act on the part of a Party, but only by an agreement in writing signed by the Party against whom enforcement of any such waiver is sought. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

9.7 Notices. Any notices, waivers or other communications given under this Agreement shall be in writing and shall either be served personally or delivered by first class U.S. Mail (certified or registered), postage prepaid, or by nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt. Notices may also effectively be given by facsimile or email with affirmative confirmation of receipt, provided, that a copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed to be received (i) upon receipt when served personally, (ii) one (1) business day following deposit for overnight delivery with a nationally recognized overnight carrier, such as FedEx, with postage prepaid and certified return receipt, (iii) three (3) business days following deposit in first class U.S. Mail (certified or registered), postage prepaid or (iv) upon affirmative acknowledgement of receipt if sent by facsimile or email. Notices shall be sent to the Parties at their respective addresses shown below. A Party may change its address for notice by giving written notice to all other Parties in accordance with this Section 9.7.

If to Buyer, to:	*with a copy (which shall not constitute notice) to:*
PetroTerra Corp. 980 N. Federal Highway, Suite 304 Boca Raton, Florida Attention: Steven Yariv, CEO Email: steve@dcat.com Facsimile: (561) [ ] Telephone: (561) 801-9188	Pryor Cashman 7 Times Square New York, NY 10036 Attention: M. Ali Panjwani Email: ali.panjwani@pryorcashman.com Facsimile: (212) 798-6319 Telephone: (212) 326-0820
If to the Company, to:	*with a copy (which shall not constitute notice) to:*
Prime EFS LLC 440 Route 17 North, Suite 3B Hasbrouck Heights, New Jersey 07458 Attention: Rosemary Mazzola Email: primeefs@gmail.com Facsimile: (201) 603-1444 Telephone: (201) 890-2057	Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Fl. New York, NY 10036 Attention: Marc J. Ross, Esq. Email: mross@srfkllp.com Facsimile: (212) 930-9725 Telephone: (212) 930-9700
If to any Seller, to:	
the address for such Seller set forth on <u>Exhibit A</u> hereto	

9.8 <u>Governing Law and Venue</u>. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to its choice of law principles). Each Party hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or any appellate courts thereof) in connection with any Action arising out of or relating to this Agreement or the transactions contemplated hereby (a "***Proceeding***"), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 9.8 shall be effective service of process for any Proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 9.8, and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding. Each Party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity.

9.9 <u>WAIVER OF JURY TRIAL</u>. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT, CONTRACT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY

THE OTHER PARTIES THAT THIS SECTION 9.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.10 Remedies. Except as specifically set forth in this Agreement, any Party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such Party may have been granted at any time under any other contract or agreement and all of the rights which such Party may have under any applicable law. Except as specifically set forth in this Agreement, any such Party will be entitled to (a) enforce such rights specifically, without posting a bond or other security or proving damages or that monetary damages would be inadequate, (b) to recover damages by reason of a breach of any provision of this Agreement and (c) to exercise all other rights granted by applicable law. The exercise of any remedy by a Party will not preclude the exercise of any other remedy by such Party.

9.11 Professional Fees and Costs. If any Proceeding is brought or undertaken to enforce this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, then the successful or prevailing Party or Parties in such undertaking shall be entitled to recover reasonable attorney's and other professional fees and other costs incurred in such Proceeding in addition to any other relief to which such Party may be entitled. The Parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such Party reasonably incurs expenses.

9.12 Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.13 Interpretation. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," and the words "herein," "hereto" and "hereby" and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. For purposes of this Agreement, the term: (i) "business day" is understood to mean any day other than a Saturday, Sunday or other day on which commercial banks located in the City of New York are authorized or permitted by law to close; (ii) "person" shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (iii) "affiliate" shall mean, with respect to any specified person, any other

person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term "control" (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); and (iv) "subsidiary" means, with respect to any person, any corporation, partnership, association or other business entity of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person or a combination thereof, or (B) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any person or one or more subsidiaries of that person or a combination thereof (for purposes hereof, a person or persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing person of such partnership, association or other business entity). For purposes of this Agreement, the term "knowledge" will mean, (i) as applied to any natural person, the actual present knowledge of such person, or (ii) as applied to any entity, including Buyer and the Company, the actual present knowledge of the executive officers of such person.

9.14 Advice of Professionals; Negotiated Terms. Each Party has had the opportunity to be advised by legal counsel and other professionals in connection with this Agreement, and each Party has obtained such advice as each Party deems appropriate. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professionals participated in its preparation.

9.15 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed this Agreement, and made it effective as of the date first written above.

BUYER:

PETROTERRA CORP.

By:____________________________
Name: Steven Yariv
Title: Chief Executive Officer

THE COMPANY:

PRIME EFS LLC

By: Rosemary Mazzola
Name: Rosemary Mazzola
Title: Manager

THE SELLERS:

Rosemary Mazzola
Rosemary Mazzola

____
James S. Lynch

____
Christopher A. Manieri

COR HOLDINGS, LLC

____
Name:
Title:

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed this Agreement, and made it effective as of the date first written above.

BUYER:

PETROTERRA CORP.

By:______________________________
Name: Steven Yariv
Title: Chief Executive Officer

THE COMPANY:

PRIME EFS LLC

By:______________________________
Name: Rosemary Mazzola
Title: Manager

THE SELLERS:

____
Rosemary Mazzola

____
James S. Lynch

____
Christopher A. Manieri

COR HOLDINGS, LLC

____
Name:
Title:

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed this Agreement, and made it effective as of the date first written above.

BUYER:

PETROTERRA CORP.

By:____________________________

Name: Steven Yariv
Title: Chief Executive Officer

THE COMPANY:

PRIME EFS LLC

By:____________________________

Name: Rosemary Mazzola
Title: Manager

THE SELLERS:

____

Rosemary Mazzola

____

James S. Lynch

____

Christopher A. Manieri

Manieri

COR HOLDINGS, LLC

____

Name:
Title:

Title: Chief Executive Officer

Title: Manager

THE SELLERS:

____

Rosemary Mazzola

____

James S. Lynch

____

Christopher A. Manieri

COR HOLDINGS, LLC

____

Name:
Title:

[Signature Page to Stock Purchase Agreement]

Exhibit A
Sellers

Seller Name	Seller Address	Membership Interests Owned	Cash Consideration (to be paid at Closing)
Rosemary Mazzola *Manager*	27 Dogwood Hill Road Upper Saddle River, NJ 07458	51.5%	$489,174.00
James S. Lynch *Member*	18 Autumn Court Upper Saddle River, NJ 07458	25.0%	$360,826.00
Christopher A. Manieri *Member*	36 Florence Place North Haledon, NJ 07508	2.5%	$0.00
Cor Holdings, LLC *Member*	601 Flaghouse Drive Hasbrouck Heights, NJ 07604	21.0%	$150,000.00
TOTALS		**100.0%**	**$1,000,000.00**

<u>Exhibit A</u>
Sellers

Seller Name	**Seller Address**	**Membership Interests Owned**	**Cash Consideration (to be paid at Closing)**
Rosemary Mazzola *Manager*	27 Dogwood Hill Road Upper Saddle River, NJ 07458	51.5%	$489,174.00
James S. Lynch *Member*	18 Autumn Court Upper Saddle River, NJ 07458	25.0%	$360,826.00
Christopher A. Manieri *Member*	36 Florence Place North Haledon, NJ 07508	2.5%	$0.00
Cor Holdings, LLC *Member*	601 Flaghouse Drive Hasbrouck Heights, NJ 07604	21.0%	$150,000.00
TOTALS		**100.0%**	**$1,000,000.00**